Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this Registration Statement of GlobalOptions Group, Inc. and Subsidiaries on Form S-8 of our report dated March 1, 2006 (Except for Note 13, for which the date is May 12, 2006), with respect to the financial statements of Safir Rosetti, LLC as of and for the years ended December 31, 2005 and 2004. We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ Friedberg, Smith & Co., P.C..

Friedberg, Smith & Co., P.C. Bridgeport, Connecticut December 13, 2006